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                                                                    Exhibit 99.3

       [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

   We hereby consent to the inclusion of our opinion letter dated September 14, 1999 to the Board of Directors of General Instrument Corporation ("General Instrument") as Appendix B to the proxy statement/prospectus relating to the proposed merger of General Instrument and Motorola, Inc. and to the references thereto in such proxy statement/prospectus under the captions "SUMMARY-- Opinions of General Instrument's Financial Advisors" and "THE MERGER--Opinions of Financial Advisors to General Instrument." In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.

                            /s/ Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
                         By:___________________________________________________
                            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

New York, New York
October 8, 1999


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